Exhibit 99.1

For immediate release
IBM Contacts:	Rational contacts:
John Reilly	Bill Durling
914-766-1067	781-372-5886
jcreilly@us.ibm.com	bdurling@rational.com

Tim Breuer	John Coffey
914-766-1711	781-372-5848
breuer@us.ibm.com	jcoffey@rational.com

IBM AND RATIONAL SOFTWARE SIGN AGREEMENT
FOR IBM TO ACQUIRE RATIONAL

Will give customers a complete open software development environment for building on demand e-business and technical software products

Armonk, N.Y., and Cupertino, Calif., December 6, 2002 — IBM (NYSE:IBM) and Rational Software Corp. (NASDAQ:RATL) today announced the two companies have entered into a definitive agreement for IBM to acquire the equity of Rational at a price of approximately $2.1 billion in cash or $10.50 per share.

Rational provides open, industry standard tools, best practices and services for developing business applications and building software products and systems, including embedded software for devices such as cell phones and medical systems.

IBM now will provide a complete software development environment for companies that want to integrate their business processes and software infrastructure across their companies, with suppliers, customers and employees. This requires the integration of data management, systems management, collaboration, transaction and business process integration middleware and software development. The acquisition of Rational will strengthen IBM’s leadership in each of these segments, including software development, and reinforces IBM’s commitment to open industry standards. The acquisition is an important element of IBM’s e-business on demand strategy.

”The software industry, business customers and developers are increasingly demanding software that is based on open industry standards and enables integration — integration of business applications across the enterprise and the value chain of customers and suppliers,” said Steve Mills, IBM senior vice president and group executive, Software Group. “This is an important aspect of IBM’s On Demand strategy. Rational supports what IBM does best, which is provide infrastructure software and software tools to help our customers create a complete software development environment. This deal extends IBM’s ability to help customers into the ‘on demand’ future with tools built on industry standards to develop, integrate and manage their business processes.”

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Rational provides a software development platform that can improve the speed, quality and predictability of software projects. Ninety-eight of the Fortune 100, including IBM, use Rational tools and services. IDC estimates the market opportunity for application development software will grow from $9 billion in 2002 to $15 billion in 2006.

”Rational helps software developers around the world write software faster, with less risk and can help produce a higher return on investment,” said Michael Devlin, CEO and co-founder, Rational Software. “The combination of Rational and IBM is a logical extension to what has been a very beneficial, 20-year relationship and will significantly extend our progress in key markets and customer segments.”

With headquarters in Cupertino, California, and Lexington, Massachusetts, Rational has more than 3,400 employees and customers in 89 countries. Rational estimates that more than 600,000 software developers use its software tools. IBM intends to merge Rational’s business operations and employees into the IBM Software Group as a new division and fifth brand, joining WebSphere, Lotus, Tivoli and DB2. When the acquisition closes, Mike Devlin will become the general manager of the new division and will report to Steve Mills.

Industry analysts have reported that companies using Rational software have seen return on investment rates of 200 percent and higher as a result of increased productivity and application quality and reduced development cycles and testing times. IBM has been using Rational software since 1985.

Rational provides the broadest support for enterprise application development on J2EE, .NET, Linux and other platforms to support the deployment of solutions on the customer’s choice of hardware and software platforms. Rational’s tools also are used to build technical software, commercial software products and software for embedded devices and real-time systems, such as pagers, cell phones, medical devices, air traffic control systems and government defense systems.

Once the acquisition is completed, IBM plans to:

•	Market and sell Rational’s application development offerings worldwide through the Rational sales force, which will become part of the IBM sales force team;

•	Integrate Rational’s products more tightly with IBM software products;

•	Continue Rational’s investment in and support for open standards technologies that support a variety of platforms, including Unix, Windows and others; and

•	Accelerate investments in Rational products to better support the emerging requirements of current customers, system integrators (SIs) and independent software vendors (ISVs).

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The acquisition is subject to customary closing conditions, including Rational stockholder and government regulatory approvals. IBM and Rational anticipate closing in the first quarter of 2003.

About IBM
IBM is the world’s largest information technology company, with 80 years of leadership in helping businesses innovate. IBM Software offers a wide range of middleware and operating systems for all types of computing platforms, allowing customers to take full advantage of the era of e-business. The fastest way to get more information about IBM software is through the IBM Software home page at http://www.software.ibm.com.

About Rational Software Corporation
Rational Software provides a software development platform that improves the speed, quality, and predictability of software projects. Rational’s integrated, full lifecycle solution combines software engineering best practices, market-leading tools and professional services. Ninety-eight of the Fortune 100 rely on Rational tools and services to build better software, faster. This open platform is extended by partners who provide more than 500 complementary products and services. Founded in 1981, Rational is one of the world’s largest software companies, with revenues of $689 million in its twelve months ended March 31, 2002, and more than 3,400 employees worldwide. Rational is a member of the S&P 500 Index and a component of the Nasdaq-100 Index®. Additional information is available at www.Rational.com and www.theRationaledge.com, the monthly e-zine for the Rational community.

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IBM, WebSphere, Tivoli, Lotus and DB2 are trademarks or registered trademarks of International Business Machines Corporation in the United States, other countries, or both. All other company, product or service names may be trademarks or service marks of others.

In connection with the merger, Rational will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF RATIONAL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Rational, 18880 Homestead Road, Cupertino, CA 95014 (Telephone: (408) 863-9900). In addition, documents filed with the SEC by Rational will be available free of charge at the SEC’s web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Rational in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Rational with the SEC.

FORWARD LOOKING STATEMENTS
Except for historical information contained herein, statements contained in this release may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, the risk that the merger may not be consummated in a timely manner, if at all, risks regarding employee relations and other risks concerning IBM and Rational and their respective operations that are detailed in the periodic filings with the SEC of IBM and Rational, including their most recent filings on Form 10-K.